Exhibit 10.32

ITRON, INC.
AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN
STOCK OPTION GRANT NOTICE

Itron, Inc. (the "Company") hereby grants to Participant an option (the "Option") to purchase shares of the Company's common stock.

Participant:	Participant Name
Grant Date:	Grant Date
Number of Shares Subject to Option:	Number of Awards Granted
Grant Price (per Share):	Grant Price
Option Expiration Date:	Expiration Date

Type of Option:	Grant Type
Vesting and Exercisability Schedule:
33-1/3% of the Option will vest and become exercisable on the one-year anniversary of the Grant Date. An additional 33-1/3% of the Option will vest and become exercisable each year thereafter so that the entire Option will be fully vested and exercisable three years from the Grant Date.

Additional Terms: The Option is subject to all the terms and conditions set forth in this Stock Option Grant Notice (this "Grant Notice"), the Stock Option Agreement (including Appendix A), and the Company's Amended and Restated 2010 Stock Incentive Plan (the "Plan"), which are incorporated into this Grant Notice in their entirety.

Participant Name
I accept the Option subject to the terms and conditions
stated herein.
Electronic Signature

Attachments:

1.	Stock Option Agreement (including Appendix A)

Exhibit 10.32

ITRON, INC.
AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN
STOCK OPTION AGREEMENT

Pursuant to your Stock Option Grant Notice (the "Grant Notice") and this Stock Option Agreement, including Appendix A, Itron, Inc. (the "Company") has granted you an Option (the "Option") under its Amended and Restated 2010 Stock Incentive Plan (the "Plan") to purchase the number of shares of the Company's common stock (the "Shares") indicated in your Grant Notice at the price (the "Grant Price") indicated in your Grant Notice. Capitalized terms not expressly defined in this Stock Option Agreement or the Grant Notice have the same definitions as in the Plan. All references to this Stock Option Agreement include Attachment A which is made a part of this Stock Option Agreement for all purposes.
The details of the Option are as follows:
1.    Vesting and Exercisability. Subject to the limitations contained herein, the Option will vest and become exercisable as provided in your Grant Notice.
2.    Securities Law Compliance. At the present time, the Company has an effective registration statement on file with the U.S. Securities and Exchange Commission with respect to the Shares. The Company intends to maintain this registration but has no obligation to do so. In the event that such registration ceases to be effective, you will not be able to exercise the Option unless exemptions from registration under U.S. federal and state (and, where applicable, foreign) securities laws are available, which exemptions from registration are very limited and might be unavailable. The exercise of the Option must also comply with other applicable laws and regulations governing the Option, and you may not exercise the Option if the Company determines that such exercise would not be in material compliance with such laws and regulations. In addition, you agree not to sell any of the Shares received under this Option at a time when applicable laws or Company policies prohibit a sale.
3.Type of Option. Your Grant Notice specifies the type of Option granted to you, which may be an Incentive Stock Option or a Nonqualified Stock Option, or both. Of the total number of options granted to you, the number of Incentive Stock Options shall be determined in accordance with the limits set forth in the Internal Revenue Code (“Code”) and related regulations. Incentive Stock Options are governed by the Code and related regulations as described below:

(a)
Incentive Stock Option Qualification. If all or a portion of the Option is intended to qualify as an Incentive Stock Option under U.S. federal income tax law, the Company does not represent or guarantee that the Option qualifies as such.

If the aggregate Fair Market Value (determined as of the Grant Date) of the Shares subject to the Option and all other Incentive Stock Options you hold that first become exercisable during any calendar year exceeds $100,000, any excess portion will be

Exhibit 10.32

treated as a Nonqualified Stock Option, unless the rules and regulations governing the $100,000 limit for Incentive Stock Options are amended. A portion of the Option may be treated as a Nonqualified Stock Option if certain events cause exercisability of the Option to accelerate.

(b)
Notice of Disqualifying Disposition. To obtain certain tax benefits afforded to Incentive Stock Options, you must hold the Shares issued upon the exercise of the Option for two years after the Grant Date and one year after the date of exercise. You may be subject to the alternative minimum tax at the time of exercise.

By accepting the Incentive Stock Option, you agree to promptly notify the Company if you dispose of any of the Shares within one year from the date you exercise all or part of your Option, or within two years from the Grant Date.
The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan or your acquisition or sale of the Shares underlying the Option. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan. You acknowledge that you have either consulted with competent advisors independent of the Company to obtain advice concerning the receipt of the Option and the acquisition or disposition of any Shares to be issued pursuant to the exercise of the Option in light of your specific situation or had the opportunity to consult with such advisors but chose not to do so.
4.Method of Exercise. You may exercise the Option upon notice and payment of the Grant Price by any of the following methods, unless disallowed by law:
(a)    broker assisted exercise; or
(b)    Shares already owned by you.
You may elect to receive the proceeds of the exercise in either cash or Shares; provided, however, that if your Option is an Incentive Stock Option and you take the proceeds of its exercise in cash, you may not receive the benefit of the intended tax treatment of your Incentive Stock Option, as explained above in Section 3(b).
5.    Term of Option. This Option shall expire ten years from the Grant Date thereof, but shall be subject to earlier termination as follows:

(a)
Unvested Options. In the event you cease to be an employee of the Company or a Related Corporation for any reason other than Retirement, death or Disability or Change in Control, the unvested portion of the Option shall terminate immediately.

Exhibit 10.32

(i)
Retirement. In the event you cease to be an employee of the Company or a Related Corporation due to Retirement at least 18 months after the Grant Date but before the Option is fully vested, the unvested portion of the Option will continue to vest as provided for in the Grant Notice until the Option is fully vested, provided that if you breach any of the covenants set forth in Appendix A to this Stock Option Agreement after your Retirement, the unvested portion of the Option will terminate immediately. For the purposes of this Section 5, “Retirement” means your voluntary termination of employment after the date on which you have reached (i) the age of 55 and have a total of at least 10 years of continuous employment with the Company and/or a Related Corporation or (ii) the age of 60 and have a total of at least 5 years of continuous employment with the Company and/or a Related Corporation; provided however, in either case, you must provide advance written notice to the Company at least 90 days prior to the termination of your employment unless otherwise agreed to in writing by the Company. For the avoidance of doubt, if your employment terminates due to Retirement within 18 months after the Grant Date, any unvested portion of the Option will be automatically forfeited.

(ii)    Death or Disability. In the event of your death or Disability while an employee of the Company or a Related Corporation, the unvested portion of the Option will immediately vest in full and become exercisable.
(iii)     Change in Control. In the event of a Change in Control Transaction, the Option will be subject to any change in control severance agreement or other agreement providing for change in control provisions between you and the Company (a “CIC Agreement”). If you are not party to a CIC Agreement, the provisions of this Section 5(a)(iii) shall apply.

(A)In the event of a Change in Control Transaction in which (i) your Option is not assumed, substituted for, or converted into an award of the acquiring or surviving corporation (or a publicly-traded parent thereof) in a manner which prevents dilution of your rights under the Option or (ii) the acquiring or surviving corporation (or parent thereof) is not publicly-traded, any unvested portion of the Option shall become immediately and fully vested and exercisable as of the date of the Change in Control Transaction.
(B)    In the event of a Change in Control Transaction in which your Option is assumed, substituted for, or converted into an award of the acquiring or surviving public corporation (or a publicly-traded parent thereof) and your employment is terminated within twenty-four (24) months following such Change in Control Transaction, other than (1) by the Company for Cause, (2) by reason of Retirement, death or Disability (which shall be governed by Section 5(a)(i) or (ii) as applicable), or (3) by

Exhibit 10.32

you without Good Reason, any unvested portion of your Option shall become immediately and fully vested and exercisable as of the date of your termination of employment.
(C)    Definitions - For purposes of this Agreement, the following capitalized terms shall have the meanings set forth below:

(1)
“Base Salary” shall mean your annual base salary immediately prior to a Change in Control Transaction, as such salary may be increased from time to time (in which case such increased amount shall be the Base Salary for purposes hereof), but without giving effect to any reduction thereto.

(2)	“Beneficial Owner” shall have the meaning set forth in Rule 13d‑3 under the Exchange Act.

(3)
“Cause” for termination of your employment by the Company or your employer, if different (the “Employer”) shall mean (i) your willful and continued failure (other than any such failure resulting from (A) your incapacity due to physical or mental illness, (B) any such actual or anticipated failure after the issuance by you of a notice of termination in a form prescribed by the Company for Good Reason or (C) the Employer’s active or passive obstruction of the performance of your duties and responsibilities) to perform substantially the duties and responsibilities of your position with the Employer after a written demand for substantial performance is delivered to you by the Employer, which demand specifically identifies the manner in which the Employer believes that you have not substantially performed such duties or responsibilities; (ii) your conviction by a court of competent jurisdiction for felony criminal conduct (or the equivalent under applicable local law); or (iii) your willful engaging in fraud or dishonesty which is injurious to the Company and/or the Employer or its reputation, monetarily or otherwise. No act, or failure to act, on your part shall be deemed “willful” unless committed, or omitted by you in bad faith and without reasonable belief that your act or failure to act was in, or not opposed to, the best interest of the Company and/or the Employer.

(4)	“Good Reason” for termination of your employment by you shall mean the occurrence (without your express written consent) after any Change in Control Transaction of any

Exhibit 10.32

one of the following acts by the Company or the Employer, or failures by the Company or the Employer to act, unless, in the case of any act or failure to act described in subsection (i), (ii), (iii), (iv) or (v) below, such act or failure to act is corrected prior to the date of your termination specified in a notice of termination in a form prescribed by the Company given in respect thereof: (i) an adverse change in your status or position(s) with the Employer as in effect immediately prior to the Change in Control Transaction, including, without limitation, any adverse change in your status or position as a result of a diminution of your duties or responsibilities (other than, if applicable, any such change directly and solely attributable to the fact that the Company is no longer publicly owned) or the assignment to you of any duties or responsibilities which are inconsistent with such status or position(s), or any removal of you from, or any failure to reappoint or reelect you to, such position(s); (ii) a reduction in your Base Salary; (iii) a reduction in your annual bonus opportunity or long term incentive opportunity, as compared to the year immediately preceding the year in which the Change in Control Transaction occurs; (iv) the failure to continue to provide welfare, pension and fringe benefits which are in each case, in the aggregate, substantially similar to those provided to you immediately prior to Change in Control Transaction; or (v) the Employer requiring you to be based at an office that is greater than 50 miles from where your office is located immediately prior to the Change in Control Transaction except for required travel on the Employer’s business to an extent substantially consistent with the business travel obligations which you undertook on behalf of the Employer prior to the Change in Control Transaction. Notwithstanding the foregoing, the events described in clauses (ii), (iii) or (iv) above shall not constitute Good Reason hereunder to the extent they are as a result of across-the-board reductions of the applicable compensation element following the Change in Control Transaction which are equally applicable to all similarly situated employees of the surviving corporation and its affiliates. Your right to terminate your employment for Good Reason shall not be affected by your incapacity due to physical or mental illness. In order for Good Reason to exist hereunder, you must provide notice to the Company of the existence of the condition or circumstance described above within 90 days of the initial existence of the condition or

Exhibit 10.32

circumstance (or, if later, within 90 days of becoming aware of such condition or circumstance), and the Employer must have failed to cure such condition within 30 days of the receipt of such notice. Subject to the preceding sentence, your continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

(5)
“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(b)    Vested Options.
(i)    Termination of Employment. In the event you cease to be an employee of the Company or a Related Corporation for any reason other than death, Disability, Retirement or Cause, the vested portion of the Option shall remain exercisable until the earlier of (A) 90 days after the date you cease to be an employee of the Company or a Related Corporation or (B) the date on which the Option expires by its terms.
(ii)     Death or Disability. In the event of your death or Disability while an employee of the Company or a Related Corporation, the vested portion of the Option (including any portion of the Option that vests in the event of your death or Disability while an employee of the Company or a Related Corporation, as described in Section 5(a) above) shall remain exercisable until the date on which the Option expires by its terms. Upon death, the vested and exercisable portion of the Option may be exercised by the personal representative of your estate, the person(s) to whom your rights under the Option have passed by will or the applicable laws of descent and distribution, or the beneficiary you have designated pursuant to the Plan.
(iii)    Retirement. In the event you cease to be an employee of the Company or a Related Corporation due to Retirement, the vested portion of the Option shall remain exercisable until the date on which the Option expires by its terms.
(iv)    Cause. The unvested and vested portion of the Option will be automatically forfeited at the time the Company first notifies you of your termination of employment for Cause, unless the Plan Administrator determines otherwise. If your employment relationship is suspended pending an investigation of whether you will

Exhibit 10.32

be terminated for Cause, all your rights under the Option likewise will be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after your termination of employment, any Option you then hold may be immediately terminated by the Plan Administrator.
Notwithstanding anything to the contrary contained herein, if your Option is an Incentive Stock Option and assuming it does not otherwise expire by its terms, to qualify for the beneficial tax treatment afforded Incentive Stock Options, your Option must be exercised within (i) three months after termination of employment for reasons other than death or Disability, and (ii) one year after termination of employment due to death or Disability.
It is your responsibility to be aware of the date the Option terminates and/or the date that favorable tax treatment ends.
6.    Limited Transferability. During your lifetime only you can exercise the Option. The Option shall not be sold, transferred, assigned, encumbered, pledged or otherwise disposed of, whether voluntarily or by operation of law, other than pursuant to a beneficiary designation in accordance with the following sentence. You may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to exercise the vested portion of the Option that was not exercised during your lifetime. Each such designation shall revoke all of your prior designations, shall be in a form prescribed by the Company, and will be effective only when completed in accordance with any instructions provided by the Company during your lifetime. In the absence of any such designation, the vested portion of the Option that has not been exercised during your lifetime shall be exercisable by your estate.
7.    Withholding Taxes.
(a)    Regardless of any action the Company (or your employer, if different) takes with respect to any and all income or withholding tax (including federal, state, local and non-U.S. tax), social insurance, payroll tax or other tax-related items related to your participation in the Plan and legally applicable to you ("Tax-Related Items"), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount, if any, actually withheld by the Company. You further acknowledge that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of this Option to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you have become subject to tax in more than one jurisdiction between the Grant Date and the date of any taxable or tax withholding event, as applicable, you acknowledge that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)    Prior to any relevant taxable or tax withholding event, as applicable, you shall pay or make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items. In this regard, you authorize the Company or its agent, at the Company’s discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following methods:

Exhibit 10.32

(i)    withholding from wages or other cash compensation otherwise payable to you by the Company or your employer (if different), and/or
(ii)    withholding from the proceeds of the sale of Shares acquired upon exercise of the Option, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization); and/or
(iii)    withholding in Shares to be issued upon exercise of the Option, provided, however, that if you are a Section 16 officer of the Company under the Exchange Act, then the Plan Administrator (as constituted to satisfy Rule 16b-3 of the Exchange Act) shall establish the method of withholding from the alternatives herein and, if the Plan Administrator does not exercise its discretion prior to the Tax-Related Items withholding event, then the method of withholding set forth in Section 7(b)(iii) shall apply.
(c)    Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case you will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Shares. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you will be deemed to have been issued the full number of Shares subject to the exercised portion of the Option, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of your participation in the Plan.
(d)    The Company may refuse to honor the exercise and refuse to deliver the Shares if you fail to comply with your obligations in connection with the Tax-Related Items as described in this section.
8.    Section 409A. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan, this Stock Option Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Plan Administrator determines are necessary or appropriate to ensure that this Option qualifies for exemption from, or complies with the requirements of, Section 409A of the Code; provided, however, that the Company makes no representation that the Option will be exempt from or will comply with, Section 409A of the Code, and makes no undertaking to preclude Section 409A of the Code from applying to the Option or to ensure that it complies with Section 409A of the Code.
9.    Option Not an Employment or Service Contract. Nothing in the Plan or any award under the Plan will be deemed to be an employment contract or limit in any way the right of the Company to terminate your employment at any time, with or without cause.
10.    Successors and Assigns. This Stock Option Agreement will inure to the benefit of the successors and assigns of the Company and be binding upon you and your heirs, executors, administrators, successors and assigns.

Exhibit 10.32

11.    Data Privacy. You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in the Grant Notice by and among, as applicable, the Company and its Related Corporations and any stock plan service provider, including any designated broker, that may assist the Company with the Plan (presently or in the future) for the exclusive purpose of implementing, administering and managing your participation in the Plan.
12.    Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
13.     Imposition of Other Requirements. If you relocate to another country, any special terms and conditions applicable to stock options granted in such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.
In addition, the Company reserves the right to impose other requirements on the Option and any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
14.    Governing Law and Choice of Venue. The Option and the provisions of this Stock Option Agreement will be construed and administered in accordance with and governed by the laws of the State of Washington without giving effect to such state’s principles of conflict of laws. For the purposes of litigating any dispute that arises under this grant of this Stock Option Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Washington and agree that such litigation shall be conducted in the courts of Spokane County, Washington, or the federal courts for the United States for the Eastern District of Washington, where this grant is made and/or to be performed.
15.    Severability. The provisions of this Stock Option Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
16.    Notice. Any notice required or permitted hereunder shall be made in writing and sent to the following address:
Itron, Inc.
Attn. General Counsel
2111 N. Molter Road
Liberty Lake, WA USA 99019

Exhibit 10.32

APPENDIX A
Restrictive Covenants
(a)    Confidential Information. The person entering into the Agreement with the Company (the “Participant”) shall hold in a fiduciary capacity for the benefit of the Company and its Subsidiaries (collectively, the “Affiliated Group”), all secret or confidential information, knowledge or data relating to the Affiliated Group and its businesses (including, without limitation, any proprietary and not publicly available information concerning any processes, methods, trade secrets, research or secret data, costs, names of users or purchasers of their respective products or services, business methods, operating procedures or programs or methods of promotion and sale) that the Participant obtains during the Participant’s employment that is not public knowledge (other than as a result of the Participant’s violation of this Section (a)) (“Confidential Information”). The Participant shall not communicate, divulge or disseminate Confidential Information at any time during or after the Participant’s employment, except with the prior written consent of the Company, or as otherwise required by law or legal process or as may be required in the course of the Participant performing his or her duties and responsibilities with the Affiliated Group; provided, however, that no Company policies or practices, including the sections addressing confidentiality obligations, is intended to or shall limit, prevent, impede or interfere in any way with an employee's right, without prior notice to the Company, to provide information to the government, participate in investigations, testify in proceedings regarding the Company's past or future conduct, or engage in any activities protected under whistle blower statutes. Pursuant to the Defend Trade Secrets Act of 2016, an employee shall not be held criminally, or civilly, liable under any Federal or State Trade secret law for the disclosure of a trade secret that is made in confidence either directly or indirectly to a Federal, State, or local government official, or an attorney, for the sole purpose of reporting, or investigating, a violation of law.  Moreover, employees may disclose trade secrets in a complaint, or other document, filed in a lawsuit, or other proceeding, if such filing is made under seal.  Finally, an employee who files a lawsuit alleging retaliation by the company for reporting a suspected violation of the law may disclose the trade secret to the attorney of the employee and use the trade secret in the court proceeding, if the employee: files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Upon his or her termination of employment for any reason, the Participant shall promptly return to the Company all records, files, memoranda, correspondence, notebooks, notes, reports, customer lists, drawings, plans, documents, and other documents and the like relating to the business of the Affiliated Group or containing any trade secrets relating to the Affiliated Group or that the Participant uses, prepares or comes into contact with during the course of the Participant’s employment with the Affiliated Group, and all keys, credit cards and passes, and such materials shall remain the sole property of the Affiliated Group. The Participant agrees to execute any standard-form confidentiality agreements with the Company that the Company in the future generally enters into with similarly situated employees.

Exhibit 10.32

(b) Non-Recruitment of Affiliated Group Employees. The Participant acknowledges that employees are a significant part of the goodwill of the Affiliated Group, such as, without limitation, their relationships and contacts with customers and suppliers as well as the training and knowledge they receive from the Affiliated Group in the course of their employment. The Participant shall not, at any time during the Non-solicitation Period (as defined below), without the prior written consent of the Company, directly or indirectly, solicit, recruit, or employ (whether as an employee, officer, agent, consultant or independent contractor) any person who is or was at any time during the previous 12 months, an employee, representative, officer or director of any member of the Affiliated Group. Further, during the Non-solicitation Period, the Participant shall not take any action that could reasonably be expected to have the effect of directly encouraging or inducing any person to cease their relationship with any member of the Affiliated Group for any reason. A general employment advertisement by an entity of which the Participant is a part will not constitute solicitation or recruitment. The “Non-solicitation Period” shall mean the period from the Date of Grant through the first anniversary of the Participant’s termination of employment.
(c) Non-Competition – Solicitation of Business. Participant recognizes and agrees that the Affiliated Group has provided Confidential Information to Participant and has an interest in protecting this information from disclosure. Participant further understands that the goodwill of the Affiliated Group is an interest worthy of protection. For the protection of these and other interests, during the Non-competition Period (as defined below), the Participant shall not, either directly or indirectly, compete with the business of the Affiliated Group by (i) becoming an officer, agent, employee, partner or director of any other corporation, partnership or other entity, or otherwise render services to or assist or hold an interest (except as a less than 3-percent shareholder of a publicly traded corporation or as a less than 5-percent shareholder of a corporation that is not publicly traded) in any Competitive Business (as defined below), or (ii) soliciting, servicing, or accepting the business of (A) any active customer of any member of the Affiliated Group, or (B) any person or entity who is or was at any time during the previous twelve months a customer of any member of the Affiliated Group, provided that such business is competitive with any significant business of any member of the Affiliated Group. “Competitive Business” shall mean any person or entity (including any joint venture, partnership, firm, corporation, or limited liability company) that conducts a business that is competitive with any business of the Affiliated Group as of the date of termination (or any business that is being actively pursued as of the date of termination by the Affiliated Group). The Affiliated Group designs, manufactures, sells and licenses its products and technology worldwide. In addition, Competitive Businesses, as defined above, are not tied or limited to any specific geographic location. Accordingly, the scope of this Non-Competition provision is worldwide. The “Non-competition Period” shall mean the period from the Date of Grant through the first anniversary of the date of termination of the Participant’s employment.
(d) Remedies. The Participant acknowledges and agrees that the terms of this Appendix A: (i) are reasonable in geographic and temporal scope, (ii) are necessary to protect legitimate proprietary and business interests of the Affiliated Group in, inter alia, customer relationships and confidential

Exhibit 10.32

information. The Participant further acknowledges and agrees that the Participant’s breach of the provisions of this Appendix A will cause the Affiliated Group irreparable harm, which cannot be adequately compensated by money damages. The Participant consents and agrees that the forfeiture provisions contained in the Agreement are reasonable remedies in the event the Participant commits any such breach. If any of the provisions of this Appendix A are determined to be wholly or partially unenforceable, the Participant hereby agrees that Appendix A or any provision hereof may be reformed so that it is enforceable to the maximum extent permitted by law. If any of the provisions of this Appendix A are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the Affiliated Group’s right to enforce any such covenant in any other jurisdiction.